Exhibit 10.1

AMENDMENT NUMBER 8 TO

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 8 TO RECEIVABLES PURCHASE AGREEMENT, dated as of May 16, 2013 (this “Amendment”), is entered into by and among FOUNTAIN CITY FINANCE, LLC, a Delaware limited liability company (the “Seller”), BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association (“Bank of America”), as a Bank and as the agent (the “Agent”) for the Investors and the Banks, DST SYSTEMS, INC., a Delaware corporation (“DST Systems”), as the Parent and the Servicer and each of the parties named on Schedule I hereto as Originators.  Capitalized terms used and not otherwise defined herein are used as defined in the Receivables Purchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain Receivables Purchase Agreement, dated as of May 21, 2009 (as amended through the date hereof, the “Receivables Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend the Receivables Purchase Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.                            Amendments.  Effective as of the Effective Date (as defined below), the following amendments are made to the Receivables Purchase Agreement:

(a)                                 The definition of “Commitment Termination Date” in Section 1.01 of the Receivables Purchase Agreement is hereby amended by deleting, in its entirety, the date “May 16, 2013” therein and replacing, in its entirety, such date with “May 15, 2014”.

(b)                                 The definition of “Concentration Limit” in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced as follows:

“Concentration Limit” means, on any day, the following:

(a)                                 with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of Eligible Receivables for any Obligor and such Obligor’s Subsidiaries and Affiliates, taken together, 3.75%; provided, however, that the Concentration Limit for any Obligor may exceed 3.75%, subject to specific Obligor debt ratings as set forth below:

Obligor’s Debt Rating	Concentration Limit
At least BBB by S&P and Baa2 by Moody’s	15.0% of the Net Eligible Receivables Outstanding Balance
At least BBB- by S&P and Baa3 by Moody’s	7.50% of the Net Eligible Receivables Outstanding Balance

provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; and provided further that if on any date, an Obligor is split-rated, then the applicable Concentration Limit shall be calculated on the lower of the S&P or Moody’s rating;

(b)                                 with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Eligible Receivables the Obligors of which do not have a billing address in the United States (or Puerto Rico), 3.75% of the Net Eligible Receivables Outstanding Balance;

(c)                                  with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Unbilled Receivables, 25.0% of the Net Eligible Receivables Outstanding Balance; and

(d)                                 with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of the Deemed Non-Affiliate Receivables of any single Deemed Non-Affiliate, 3.75% and, with respect to the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Deemed Non-Affiliate Receivables, 5.0%.

(c)                                  The definition of “Dynamic Dilution Reserve Percentage” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Dynamic Dilution Reserve Percentage” means, as of any date, the product of (a) the sum of (i) the product of (x) 2.0, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended calendar months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended calendar month, multiplied by (b) the Dilution Horizon Ratio as of such date.

(d)                                 The definition of “Dynamic Loss Reserve Percentage” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Dynamic Loss Reserve Percentage” means, as of any date, the product of (i) 2.0, multiplied by (ii) the Loss Horizon Ratio as of such date multiplied by (iii) the highest of the Three-Month Loss Ratios calculated for each of the twelve most recently ended calendar months.

(e)                                  The definition of “Eligible Receivable” in Section 1.01 of the Receivables Purchase Agreement is amended by deleting the proviso after subsection (xxvi) and deleting and restating, each in its entirety, subsections (i), (iii) and (vi) of such definition as follows:

(i)                                     the Obligor of which either (A) has a billing address in the United States (including, without limitation, Puerto Rico), or (B) does not have a billing address in the United States (including, without limitation, Puerto Rico); provided that, in the case of a Receivable with an Obligor that does not have a billing address the United States (or Puerto Rico), the Outstanding Balance of such Receivable when added to the Aggregate Outstanding Balance of all Receivables the Obligors of which do not have a billing address in the United States or Puerto Rico does not cause the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Eligible Receivables the Obligors of which do not have a billing address in the United States (or Puerto Rico) to exceed the percentage set forth in clause (b) of the definition of “Concentration Limit” above;

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(iii)                               which, if an Affiliate of any Originator or the Seller originated such Receivable, is a Deemed Non-Affiliate Receivable; provided that the Outstanding Balance of such Receivable (A) when added to the Aggregate Outstanding Balance of the Deemed Non-Affiliate Receivables of any single Deemed Non-Affiliate or (B) when added to the Aggregate Outstanding Balance of all Deemed Non-Affiliate Receivables, does not cause either the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of the Deemed Non-Affiliate Receivables of any single Deemed Non-Affiliate or the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Deemed Non-Affiliate Receivables, as appropriate, to exceed the related percentage set forth in clause (d) of the definition of “Concentration Limit” above;

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(vi) which is a Billed Receivable or an Unbilled Receivable; provided that, in the case of any Unbilled Receivable, the Outstanding Balance of such Receivable when added to the Aggregate Outstanding Balance of all Unbilled Receivables does not cause the percentage of the Net Eligible Receivables Outstanding Balance comprised of the Aggregate Outstanding Balance of all Unbilled Receivables to exceed the percentage set forth in clause (c) of the definition of “Concentration Limit” above;

(f)                                   The definition of “External Rating” in Section 1.01 of the Receivables Purchase Agreement is hereby deleted in its entirety.

(g)                                  The definition of “Yield Reserve” in Section 1.01 of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Yield Reserve” means, at any time, an amount equal to (a) the product of (i) (A) 2.0 multiplied by (B) the Days Sales Outstanding as of such date of calculation, multiplied by (ii) the Default Rate in effect on such date of calculation, divided by (b) the product of (i) 360 multiplied by (ii) the Net Receivables Pool Balance as of such date of calculation.

(h)                                 Section 2.08(a) of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

(a) If Bank of America, any Investor, any Bank, any entity which purchases or enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an “Affected Person”) determines at any time that (i) the adoption of any Law or any guideline or request from any Official Body (whether or not having the force of law) or change in any of the foregoing or (ii) the compliance, application or implementation by the Affected Person with any Law or any guideline or request from any Official Body (whether or not having the force of law), including, for the avoidance of doubt, BASEL II or the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), affects or would affect the amount of the capital required or expected to be maintained by such Affected Person or imposes or would impose any other condition the result of which is to increase the cost to the Affected Person of performing its obligations or to reduce the rate of return on a Affected Person’s capital or assets as a consequence of its obligations and such Affected Person determines that the amount of such change in capital, increase in cost or reduction in return is based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(i)                                     Section 5.01(x) of the Receivables Purchase Agreement is hereby deleted in its entirety.

(j)                                    Schedule III (Addresses) of the Receivables Purchase Agreement is hereby amended by adding the following Originator under the heading “Originators” and directly beneath “CFG Output LLC”:

DST Intellisource, LLC

(k)                                 Schedule IV (UCC Information) of the Receivables Purchase Agreement is hereby amended by adding the following information under the heading “Originator UCC Information”:

Name:	DST Intellisource, LLC
Address:	333 West 11th Street, Kansas City, MO 64105
Jurisdiction of Organization:	Delaware
UCC Filing Office:	Delaware Secretary of State

(l)                                     The definition of “Consolidated EBITDA” in Annex F of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” means for any period for the Consolidated Parties on a consolidated basis, the sum (without duplication) of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation, amortization and other non-cash charges, including (x) non-cash stock compensation expense and (y) unrealized losses on assets including but not limited to investment impairments in the Parent’s income statements, (iv) extraordinary, unusual and otherwise non-recurring losses or charges, including losses on Dispositions that are outside the ordinary course of business, (v) transaction fees and expenses incurred in connection with the Credit Agreement, the Loan Documents and the syndicated credit facility evidenced thereby, and (vi) all cash losses on Dispositions of Non-Operating Assets made on or after October 1, 2012, minus (c) to the extent included in calculating such Consolidated Net Income, (i) all non-cash gains on assets including but not limited to unrealized gains on Investments, (ii) extraordinary, unusual and otherwise non-recurring gains, including gains on Dispositions that are outside the ordinary course of business and (iii) all cash gains on Dispositions of Non-Operating Assets made on or after October 1, 2012.

(m)                             The definition of “Disposition” in Annex F of the Receivables Purchase Agreement is hereby amended by adding the following sentence immediately to the end thereof:

For the avoidance of doubt, the term “Disposition” excludes any sale, lease, transfer or other disposition (including, without limitation any liquidation of or return of or on an investment made by a Consolidated Party) by any Person which is not a Consolidated Party.

(n)                                 The definition of “Maturity Date” in Annex F of the Receivables Purchase Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means July 1, 2015.

(o)                                 Annex F of the Receivables Purchase Agreement is hereby amended by adding the following definition immediately after the definition of “Monetized Marketable Securities”:

“Non-Operating Assets” means real property (excluding the Parent’s primary data centers in Kansas City, Missouri and St. Louis, Missouri), Marketable Securities and other securities (including limited partnership interests) of the Parent or any of its Subsidiaries in each case that are not material to the investment recordkeeping and output solutions operating business units of the Parent and its Subsidiaries taken as a whole.

(p)                                 The definition of “Pro Forma Basis” in Annex F of the Receivables Purchase Agreement is hereby amended as follows:

(i)                                     deleting the second sentence of such definition in its entirety and replacing such sentence with the following:

“As used herein, “transaction” shall mean (a) any Disposition (other than an Excluded Disposition or Dispositions of Non-Operating Assets) or (b) any Acquisition.

(ii)                                  deleting the phrase “for purposes of any such calculation in respect of any Disposition” in clause (i) of such definition and replacing it with “for purposes of any such calculation in respect of any Disposition (but excluding any Disposition of Non-Operating Assets)”.

SECTION 2.                            Effective Date.  This Amendment shall become effective as of the date (the “Effective Date”) on which the last of the following shall occur: (a) this Amendment shall have been executed and delivered by a duly authorized officer of each party hereto and (b) the Agent shall have received the Commitment Fee payable by the Seller under the Fourth Amended and Restated Fee Letter, dated as of the date hereof.

SECTION 3.                            Miscellaneous.

(a)                                 References in Receivables Purchase Agreement.  Upon the effectiveness of this Amendment, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Receivables Purchase Agreement as amended hereby, and each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

(b)                                 Effect on Receivables Purchase Agreement.  Except as specifically amended hereby, the Receivables Purchase Agreement shall remain in full force and effect.  This

Amendment shall not constitute a novation of the Receivables Purchase Agreement, but shall constitute an amendment thereof.

(c)                                  No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Receivables Purchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

(d)                                 Fees and Expenses.  The Seller and DST Systems agree to pay all costs, fees, and expenses (including, without limitation, reasonable attorneys’ fees and time charges of attorneys) incurred by the Agent and/or the Investor in connection with the preparation, execution and enforcement of this Amendment.

(e)                                  Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f)                                   Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(g)                                  Headings.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(h)                                 Amendments.  This Amendment may not be amended or otherwise modified except as provided in the Receivables Purchase Agreement.

(i)                                     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SELLER:	FOUNTAIN CITY FINANCE, LLC

	By:		/s/ Gregg Wm. Givens
		Name:	Gregg Wm. Givens
		Title:	Treasurer

PARENT:	DST SYSTEMS, INC.

	By:		/s/ Gregg Wm. Givens
		Name:	Gregg Wm. Givens
		Title:	Vice President and Chief Accounting
Officer

SERVICER:	DST SYSTEMS, INC.

	By:		/s/ Gregg Wm. Givens
		Name:	Gregg Wm. Givens
		Title:	Vice President and Chief Accounting
Officer

[Signatures continued on next page]

[Signature Page to Amendment 8 to Receivables Purchase Agreement (DST)]

ORIGINATORS:	DST SYSTEMS, INC.
DST OUTPUT, LLC
DST OUTPUT CENTRAL, LLC
DST OUTPUT EAST, LLC
DST OUTPUT WEST, LLC
DST TECHNOLOGIES, INC.
DST MAILING SERVICES, INC.
DST OUTPUT ELECTRONIC SOLUTIONS, INC.
DST WORLDWIDE SERVICES, LLC
DST RETIREMENT SOLUTIONS, LLC
ARGUS HEALTH SYSTEMS, INC.
DST DIRECT, LLC
DST HEALTH SOLUTIONS, LLC
DST GLOBAL SOLUTIONS NORTH AMERICA, LLC
ISPACE SOFTWARE TECHNOLOGIES, INC.
DST BROKERAGE SOLUTIONS, LLC
FINIX PROFESSIONAL SERVICES, LLC
CONVERGE SYSTEMS, LLC
NEWKIRK PRODUCTS, INC.
LTM PUBLISHING, INC.
MCKAY HOCHMAN CO., INC.
THIRD PARTY EDUCATIONAL SYSTEMS, INC.
CFG OUTPUT LLC
DST INTELLISOURCE, LLC
DST HEALTHCARE HOLDINGS, INC.

By:	/s/ Gregg Wm. Givens
Name:	Gregg Wm. Givens
Title:	Assistant Treasurer

[Signatures continued on next page]

[Signature Page to Amendment 8 to Receivables Purchase Agreement (DST)]

AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION,
as Agent

	By:		/s/ Jeremy Grubb
		Name:	Jeremy Grubb
		Title:	Vice President

BANK:	BANK OF AMERICA, NATIONAL ASSOCIATION

	By:		/s/ Jeremy Grubb
		Name:	Jeremy Grubb
		Title:	Vice President

[End of Signatures]

[Signature Page to Amendment 8 to Receivables Purchase Agreement (DST)]